UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2017

JOHNSON CONTROLS INTERNATIONAL PLC
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
______________________________________ (Jurisdiction of incorporation)	____________________ (Commission File Number)	____________________________ (I.R.S. Employer
Identification Number)

One Albert Quay Cork, Ireland
_________________________________________________________ (Address of principal executive offices)

 Registrant’s telephone number, including area code: 353-21-423-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Johnson Controls International plc (the "Company") is filing this Current Report on Form 8-K ("Current Report") to revise certain financial information and related disclosures included in the Annual Report on Form 10-K of the Company for the year ended September 30, 2016 ("Annual Report"), which was filed with the Securities and Exchange Commission ("SEC") on November 23, 2016. During the first quarter of fiscal 2017, the Company determined that its Automotive Experience business ("Adient") met the criteria to be classified as a discontinued operation, which required retrospective application to financial information for all periods presented. Also in the first quarter of fiscal 2017, the Company began evaluating the performance of its business segments primarily on segment earnings before interest, taxes and amortization ("EBITA"), which represents income from continuing operations before income taxes and noncontrolling interests, excluding general corporate expenses, intangible asset amortization, net financing charges, significant restructuring and impairment costs, and the net mark-to-market adjustments related to pension and postretirement plans. Historical information has been revised to present the comparable periods on a consistent basis. During the first quarter of fiscal 2017, the Company adopted Accounting Standards Update ("ASU") No. 2015-03, "Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs," and ASU No. 2015-07, "Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)," and applied the changes retrospectively to all periods.

This Current Report and Exhibit 99.1 are being filed solely to recast financial information and revise certain related disclosures contained in the Annual Report to reflect Adient as a discontinued operation, the change in segment performance measure implemented during the Company's first quarter of 2017, and the retrospective changes for all periods presented for the adoption of ASU No. 2015-03 and 2015-07.

Unaffected items and unaffected portions of the Annual Report have not been repeated in, and are not amended or modified by, this Current Report or Exhibit 99.1. The information in this Current Report with respect to the Company should be read in conjunction with the Annual Report and the subsequent Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 2016, which was filed with the SEC on February 8, 2017. Other than as required to reflect Adient as a discontinued operation, the change in segment performance measure, and the retrospective changes of the adoption of ASU No. 2015-03 and 2015-07, each as described above and set forth in Exhibit 99.1, this Current Report does not reflect events that have occurred subsequent to the original filing date of the Annual Report, and does not modify or update in any way the disclosures made in the Annual Report. For information on events occurring since the filing of the Annual Report, please refer to the Company's subsequent filings with the SEC. The information contained in Exhibit 99.1 to this Current Report on Form 8-K is not an amendment to, or a restatement of, the Annual Report.

Item 9.01    Financial Statements and Exhibits

(d) The following exhibits are filed herewith:

Exhibit	Title

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

99.1
Updated Part 1 Item 1. Business, Part I Item 3. Legal Proceedings, Part II Item 6. Selected Financial Data, Part II Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and Part II Item 8. Financial Statements and Supplementary Data from Johnson Controls International plc's Annual Report on Form 10-K for the year ended September 30, 2016.

101.1
The following recast financial information relating to Johnson Controls International plc's Annual Report on Form 10-K for the year ended September 30, 2016, formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Statements of Financial Position, (ii) the Consolidated Statements of Income, (iii) the Consolidated Statements of Comprehensive Income (Loss), (iv) the Consolidated Statements of Cash Flow, (v) the Consolidated Statements of Shareholders’ Equity Attributable to Johnson Controls International plc and (vi) Notes to Consolidated Financial Statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

February 23, 2017	By:	/s/ Suzanne M. Vincent
		Name:	Suzanne M. Vincent
		Title:	Vice President and Corporate Controller